As filed with the Securities and Exchange Commission on April 14, 1999
                                                      Registration No. 333-74841

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

              -----------------------------------------------------


                                   FORM S-3/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              -----------------------------------------------------


                                  EQUITEX, INC.
                 (Exact name of Registrant specified in charter)

DELAWARE                                                              84-0905189
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)


                            7315 EAST PEAKVIEW AVENUE
                            ENGLEWOOD, COLORADO 80111
                                 (303) 796-8940
               (Address, including zip code, and telephone number,
                   including area code, Registrant's principal
                               executive offices)

                      HENRY FONG, PRESIDENT, TREASURER AND
                             CHIEF FINANCIAL OFFICER
                            7315 EAST PEAKVIEW AVENUE
                            ENGLEWOOD, COLORADO 80111
                                 (303) 796-8940
 (Name, address and telephone number, including area code, of agent for service)

        Copies of communication, including all communication sent to the agent for service, should be sent to:

                               GERALD RASKIN, ESQ.
                                SETH WEISS, ESQ.
              FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC
                          1400 GLENARM PLACE, SUITE 300
                             DENVER, COLORADO 80202
                                 (303) 571-1400

              -----------------------------------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

              -----------------------------------------------------


If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check this following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

|----------------------------------------------------------------------------------------------------------------------|
|                         CALCULATION OF REGISTRATION FEE                                                              |
|----------------------------------------------------------------------------------------------------------------------|
|Title of each class of securities to   |    Amount to be    |     Proposed        |     Proposed    |      Amount of  |
|             be registered             |     Registered     |     Maximum         |      Maximum    |    Registration |
|                                       |        (1)         |   Offering Price    |     Aggregate   |       Fee (2)   |
|                                       |                    |     Per Share       |     Offering    |                 |
|                                       |                    |                     |       Price     |                 |
|----------------------------------------------------------------------------------------------------------------------|
|Common Stock, $.02 par value           |      449,200       |          $1.16      |      $579,072   |         $161    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock, $.02 par value           |      750,000       |          $3.25      |    $2,437,500   |         $678    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock, $.02 par value           |       20,000       |    $15,4375(7)      |      $308,750   |          $86    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock Underlying                |                    |                     |                 |                 |
|Quest Warrant                          |       50,000       |          $3.75      |      $187,500   |          $52    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock Underlying                |                    |                     |                 |                 |
|Gainsford Warrant                      |       62,500       |          $7.25      |      $453,125   |         $126    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock Underlying                |                    |                     |                 |                 |
|Werbalowsky Warrant                    |       35,000       |          $5.00      |      $175,000   |          $49    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock Underlying Series A       |                    |                     |                 |                 |
|Convertible Preferred Stock            |      216,000       |    $4.16667(3)      |      $900,000   |         $250    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock Underlying Series B       |                    |                     |                 |                 |
|Convertible Preferred Stock            |      144,000       |    $4.16667(3)      |      $600,000   |         $167    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock Underlying Series C       |                    |                     |                 |                 |
|Convertible Preferred Stock            |      144,000       |    $4.16667(3)      |      $600,000   |         $167    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock Underlying                |                    |                     |                 |                 |
|Warrants Granted in Connection         |                    |                     |                 |                 |
|with Series A Convertible Preferred    |                    |                     |                 |                 |
|Stock Private Placement                |       90,000       |      $8.205(4)      |      $738,450   |         $205    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock Underlying                |                    |                     |                 |                 |
|Warrants Granted In Connection         |                    |                     |                 |                 |
|with Series B Convertible Preferred    |                    |                     |                 |                 |
|Stock Private Placement                |      100,000       |      $9.4475(5)     |      $944,750   |         $263    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|Common Stock Underlying                |                    |                     |                 |                 |
|Warrants Granted in Connection         |                    |                     |                 |                 |
|with Series C Convertible Preferred    |                    |                     |                 |                 |
|Stock Private Placement                |       60,000       |      $11.73(6)      |      $703,800   |         $196    |
|---------------------------------------|--------------------|---------------------|-----------------|-----------------|
|TOTAL                                  |    2,170,700       |           ----      |    $8,627,947   |       $2,400(8) |
|----------------------------------------------------------------------------------------------------------------------|

(1) Plus such indeterminable number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions of such warrants or convertible preferred stock.

(2)      The fee has been calculated in accordance with Rule 457.

(3) The per share proposed maximum offering price assumed to be $4.16667 for purposes of filing this registration statement.

(4) The per share proposed maximum offering price was calculated as follows: $6.8375, the average closing bid price of Equitex's common stock for the five trading days preceding January 4, 1999 (closing date for the Series A Convertible Preferred Stock Private Placement), was multiplied by 1.20.

(5) The per share proposed maximum offering price was calculated as the average of (a) 50,000 warrants each exercisable at $10, and (b) 50,000 warrants each exercisable at $8.895 (the average market price of Equitex's common stock for the five trading days preceding January 20, 1999 (closing date for the Series B Convertible Preferred Stock Private Placement, $7.4125 was multiplied by 1.20.)

(6) The per share proposed maximum offering price was calculated as follows: $9.775, the average closing bid price of Equitex's common stock for the five trading days preceding February 4, 1999 (closing date for the Series C Convertible Preferred Stock Private Placement), was multiplied by 1.20.

(7) Pursuant to Rule 457(c), the average of the high and low price of Equitex, Inc. common stock as quoted on the Nasdaq SmallCap Market on Wednesday, April 7, 1999.

(8) Includes $1,969 previously paid upon filing of the original registration statement and $431 paid concurrently with the filing of this amendment to cover the registration of additional shares of common stock.
                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              --------------------

                                   Prospectus


                                  EQUITEX, INC.


       2,170,700 Shares of Common Stock to be Offered and Sold by Selling
                                 Securityholders


         This is a public offering of shares of common stock of Equitex, Inc. by the selling securityholders identified on pages 14-17 of this prospectus. The selling securityholders will offer the shares from time to time at prevailing market prices. Equitex will not receive any of the proceeds from the offering, except for any proceeds from the cash exercise of warrants owned by the Selling Securityholders.

         Equitex's common stock trades on the Nasdaq SmallCap Market under the symbol EQTX.

--------------------------------------------------------------------------------
| An investment in the stock of Equitex involves a high degree of risk. The | | shares should only be purchased by persons who can afford a complete loss. |
|                     See "Risk Factors" beginning on page 3.                  |
--------------------------------------------------------------------------------


         The Securities and Exchange Commission has not approved or disapproved these securities or determined that this prospectus is truthful or complete. A representation to the contrary is a criminal offense.


              -----------------------------------------------------

                  The date of this Prospectus is April 14, 1999

                                TABLE OF CONTENTS



Risk Factors.................................................................-3-

Where You Can Find More Information..........................................-7-

Forward-Looking Statements...................................................-8-

Information About Equitex, Inc...............................................-8-

Recent Developments.........................................................-10-

Use of Proceeds.............................................................-11-

Description of the Offering.................................................-12-

Selling Securityholders.....................................................-13-

Plan of Distribution........................................................-18-

Indemnification Provided in Connection with the Offering by the
 Selling Securityholders....................................................-19-

Legal Matters...............................................................-20-

Experts.....................................................................-20-

                                  RISK FACTORS

         Prospective investors should consider carefully the following risk factors, as well as the other information contained in this prospectus, before making an investment in the common stock of Equitex.

         RISK ASSOCIATED WITH RAPID GROWTH AND ENTRY INTO NEW BUSINESSES

         Following the acquisition of First TeleServices, Equitex embarked upon a strategic diversification of its business. Previously, Equitex had operated as a business development company, a form of closed-end investment company. Equitex, operating through First TeleServices, recently entered the financial services business. The entry of Equitex into this new business has resulted in increased demands on Equitex's personnel and systems. The development and integration of the new businesses requires the investment of additional capital and the continuous involvement of senior management. Equitex also must manage a variety of businesses with differing markets, customer bases, financial products, systems and managements. An inability to develop, integrate and manage its businesses could have a material adverse effect on Equitex's financial condition, results of operations and business prospects. Equitex's ability to support and manage continued growth is dependent upon, among other things, its ability to attract and retain senior management for each of its businesses, to hire, train, and manage its workforce successfully in its existing and new business lines. Equitex may not be able to successfully meet all of these challenges.

                          NEED FOR ADDITIONAL FINANCING

         Equitex's ability to carry out its business strategy and expand its operations greatly depends on its ability to obtain additional indebtedness and equity capital. Equitex has no commitments for borrowings in addition under its current debt securities and under its credit facilities, and Equitex has no commitments for future sales of equity capital. Equitex may not be successful in consummating any future financing transactions on terms satisfactory to Equitex, if at all. Factors which could affect Equitex's access to the capital markets, or the costs of such capital, include changes in interest rates, general economic conditions and the perception in the capital markets of Equitex's business, results of operations, leverage, financial condition and business prospects. Each of these factors is to a large extent subject to economic, financial and competitive factors beyond Equitex's control. In addition, covenants in Equitex's current and future debt securities and credit facilities may significantly restrict Equitex's ability to incur additional indebtedness and to issue preferred stock. Equitex's ability to repay its outstanding indebtedness may depend on its ability to refinance that indebtedness, which may be difficult if Equitex does not have access to the capital markets for the sale of additional debt or equity securities through public offerings or private placements on terms reasonably satisfactory to Equitex.

                          DATABASE OF POTENTIAL CLIENTS

         Equitex maintains and continues to develop a database of potential financially sub-prime clients in need of products and services offered by Equitex or its alliance partners. Equitex expects to generate revenues through a variety of uses of its database. Equitex also may receive certain residual fees for as long as the client uses the products or services of an alliance partner. Accordingly, maintenance and continuous development of the database is essential to Equitex's financial condition, results of operations, and business prospects. Equitex may not be able to maintain or develop the database in such a way that its contents are desirable to third parties such that they would purchase the information from Equitex or negotiate to become a fee paying alliance partner with Equitex.

                  DATABASE INFORMATION; CREDIT IMPAIRED CLIENTS

         Information contained in Equitex's database concerns financially sub-prime individuals who may be interested in certain products or services offered by Equitex or its alliance partners. Generally, the individuals in the database are considered financially sub-prime because they are unable to obtain credit from traditional financial institutions due to factors such as an impaired or poor credit history, low income or another adverse credit event. Companies that provide services to these individuals are subject to various risks, including, the risk that clients will not satisfy their debt service obligations and that the realizable value of the assets securing their loans will not be sufficient to repay the borrowers' debt. These risks, however, will not be borne by Equitex but rather by the alliance partner which provides the product or service requested by the client. Accordingly, the risk to Equitex is that it may not receive a fee (origination or residual) for products or services provided by the alliance partner to a delinquent or defaulting client.

                         PROPRIETARY NATURE OF DATABASE

         Equitex regards its database as proprietary and will take steps necessary to protect the confidential nature of the information contained therein; however, Equitex may not be able to prevent its improper or unapproved dissemination and use.

                DEPENDENCE ON ALLIANCE PARTNERSHIP RELATIONSHIPS

         Equitex's products and services will be developed and serviced through alliance partnerships with companies specializing in those particular products and/or services. Equitex has no control over the manner in which its alliance partners operate their businesses. If any of these alliance partners fails to deliver quality products or services on a timely basis, and if Equitex is unable to develop alternative sources as required, dissatisfied clients may turn to other sources to provide the products or services they desire.

         Because Equitex has no control over alliance partners, Equitex can provide no assurance that future regulatory, judicial, legislative or political considerations will permit these partners to offer their products and services, that regulators or third parties will not raise material issues regarding the compliance of these partners with applicable laws or regulations, or that these regulatory, judicial, legislative or political decisions will not have an adverse effect on the ability of these alliance partners to provide the products and/or services. The inability of Equitex's alliance partners to provide the products and/or services to Equitex because they cannot obtain or retain the required governmental approvals or for any other reason related to regulatory compliance, could have a material adverse effect on Equitex.

         Because Equitex's business is ultimately dependent upon the quantity and quality of alliance partnerships maintained by Equitex, Equitex must actively seek out new partnerships while maintaining and evaluating its current relationships. Equitex may not be able to develop new alliance partnerships or maintain its current relationships.

                             ALLIANCE PARTNER RISKS

         Equitex's alliance partners face risks that are particular to their lines of business. To the extent an alliance partner faces a particular risk, Equitex is also exposed, although indirectly, to that risk in that Equitex may not receive fees (origination or residual) to which it is entitled because an event has had a negative effect on an alliance partner. Consequently, Equitex's financial condition, results of operations, and business prospects could be materially adversely affected.

                           GENERAL ECONOMIC CONDITIONS

         Fluctuating interest rates, uncertainty and volatility in the capital markets, periods of economic slowdown, recession or inflation, are among the factors that may adversely affect Equitex's business. Such events or periods such as these may be accompanied by increased delinquencies, defaults or losses on obligations owed to Equitex's alliance partners or decreased consumer demand for the products and services offered by Equitex.

                              GOVERNMENT REGULATION

         Many aspects of Equitex's business, including the direct marketing of Equitex's products and services, are subject to regulation, examination and licensing under various federal, state and local statutes and regulations that impose requirements and restrictions affecting Equitex's business. Equitex believes it is currently in compliance in all material respects with applicable laws and regulations; however, Equitex might not be able to maintain compliance. Failure to comply with, or changes in, these laws or regulations, or the enforcement of more stringent regulatory requirements than those now in effect, could have an adverse effect on Equitex by limiting the fee income Equitex may generate in connection with database marketing and consumer finance divisions and limiting the states in which Equitex may operate.

                                   COMPETITION

         All of the businesses in which Equitex operates are highly competitive. Some of Equitex's principal competitors are substantially larger and better capitalized than Equitex. Because of their resources, these companies may be better able than Equitex to obtain new customers to pursue new business opportunities or to survive periods of industry consolidation. Access to and the cost of capital are critical to Equitex's ability to compete. Many of Equitex's competitors have superior access to capital sources and can arrange or obtain lower cost of capital, resulting in a competitive disadvantage to Equitex with respect to such competitors.

         In addition, certain of Equitex's competitors may have higher risk tolerances or different risk assessments, which could allow these competitors to establish lower margin requirements and pricing levels than those established by Equitex. If a significant number of competitors establish pricing levels below those established by Equitex, Equitex's ability to compete would be adversely affected.

                                   LITIGATION

         Industry participants in Equitex's lines business from time to time are named as defendants in litigation involving alleged violations of federal and state consumer protection or other similar laws and regulations. A judgment against Equitex in connection with any such litigation could have a material adverse effect on Equitex's financial condition, results of operations and business prospects.

                               YEAR 2000 READINESS

         The inability of computers, software and other equipment utilizing microprocessors to recognize and properly process date field containing a two-digit year is commonly referred to as the "Year 2000 Issue." As the year 2000 approaches, such systems may recognize a date using "00" as the year 1900 rather than the year 2000 and be unable to accurately process certain date-based information. This error could potentially result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

         Equitex has reviewed its computer system in order to evaluate necessary modifications for the Year 2000 readiness. In addition, Equitex is in the process of communicating with others with whom it does significant business to determine their Year 2000 readiness status and the extent to which Equitex could be affected by any third party Year 2000 readiness issues. Although Equitex has not received responses from all third parties with whom it does business, Equitex does not anticipate that it will be materially affected by any third party Year 2000 readiness issues. However, the systems of Equitex or those of other companies on which Equitex's systems rely may not be timely converted. A failure to convert by another company, or a conversion that is incompatible with Equitex's systems, could have a material adverse effect on Equitex.

         The anticipated costs and timeliness of completion of Year 2000 modifications are based on management's best estimates, which were derived using numerous assumptions relating to future events, including, without limitation, the continued availability of certain resources and third party modification plans. However, these estimates and assumptions may turn out to be inaccurate.

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires Equitex to file information with the Securities and Exchange Commission concerning its business and operations. Accordingly, Equitex files annual, quarterly, and special reports, proxy statements and other information with the Commission. You can inspect and copy of this information at the Public Reference Facility maintained by the Commission at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following regional offices of the Commission:

         * New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048

         * Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

         You can receive additional information about the operation of the Commission's Public Reference Facilities by calling the Commission at 1-(800) SEC-0330. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like Equitex, file information electronically with the Commission.

         The Commission allows Equitex to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and related information that we file with the Commission will automatically update and supersede information we have included in this prospectus. We also incorporate by reference any future filings we make with the Commission under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling securityholders sell all of their shares or until the registration rights of the selling securityholders expire. This prospectus is part of a Registration Statement that we filed with the Commission (Registration No. 333-74841).


             FILING                                        PERIOD
Annual Report on Form 10-KSB.............. Year ended December 31, 1998

The Description of Equitex's Common Stock. See Equitex's Registration Statement
                                           on Form 8-A's filed July 21, 1983

         You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at the following address:

                                  Equitex, Inc.
                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                            Telephone: (303) 796-8940
                            Facsimile: (303) 796-9762


         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or amendment to this prospectus. We have not authorized anyone else to provide you with different information or additional information. Selling securityholders will not make an offer of Equitex's Common Stock in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in this prospectus and in the documents incorporated by reference herein, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended. These forward-looking statements can be identified by the use of predictive, future-tense or forward- looking terminology, such as "believes," "anticipates," "expects," "estimates," "may," "will" or similar terms. Forward-looking statements also include projections of financial performance, statements regarding management's plans and objectives and statements concerning any assumption relating to the foregoing. Certain important factors regarding Equitex's business, operations and competitive environment which may cause actual results to vary materially from these forward-looking statements are discussed above under the caption "Risk Factors."

                         INFORMATION ABOUT EQUITEX, INC.

EQUITEX AND ITS OPERATIONS

         Equitex, Inc. was organized under Delaware law in 1983 and, in 1984, elected to become a business development company ("BDC"), which is a form of closed-end, non-diversified investment company under the Investment Company Act of 1940 (the "Investment Company Act"), and be subject to the applicable provisions of the Investment Company Act. On January 4, 1999, Equitex withdrew its election to be treated as a BDC subject to the Investment Company Act. Equitex has elected to be treated for a maximum period of one year as a "transient investment company" as that term is defined in Rule 3a-2 under the Investment Company Act of 1940.

         Notwithstanding Equitex's withdrawal to be treated as a BDC, Equitex did retain its investment interests in IntraNet Solutions, Inc. (f/k/a MacGregor Sports & Fitness, Inc.), VP Sports, Inc. and Triumph Sports, Inc. which together constitute a significant portion of Equitex's investment portfolio.

         On August 13, 1998, Equitex acquired all of the outstanding stock of First TeleServices Corp. in exchange for 625,000 shares of Equitex's common stock. As a result of the transaction, First TeleServices became a wholly-owned subsidiary of Equitex.

         First TeleServices is a fee-based financial services organization consisting of a database marketing division, consumer finance division, an inbound/outbound calling center, and an operations center. First TeleServices has developed strategic alliances with a number of nationwide organizations to outsource the products and services it offers.

         First TeleServices only recently began operations and has not yet generated income. As a marketing arm for financial institutions, First TeleServices will perform as a consumer finance company, offering a broad array of financial products and services to the sub-prime market. These products will be developed and serviced through correspondent relationships with companies specializing in those particular products which include:

         *         debt transfer servicing
         *         balance transfer servicing
         *         secured credit cards
         *         sub-prime mortgage loans
         *         sub-prime auto loans
         *         prepaid calling cards
         *         prepaid residential long distance service
         *         prepaid cellular service
         *         insurance products
         *         other selected products and services

         The calling center is the engine that drives the product delivery system, eventually handling tens of thousands of inbound and outbound calls monthly. The inbound calls will be the result of various targeted media programs and the by-product of first TeleServices' customer base which will eventually grow to hundreds of thousands of consumers. The outbound calls will be the result of cross selling large data bases of customers a variety of products and services offered on a brokered basis through Equitex's strategic alliances. Through interactive voice response technology, the latest call center software and hardware, and a well-trained staff of customer service representatives, telemarketers and telebankers, First TeleServices will be able to turn these calls into revenue while operating at the highest level of efficiency. The call center functions have been outsourced to The Scribers, Inc. in Lansing, Michigan, an experienced call center services company.

         Initially, First TeleServices will offer secured credit cards to large data bases of customers through its debt transfer servicing program. "Debt transfer servicing" is a term used in the collection industry which means using a new loan account number to service and collect debt purchased in the secondary market. As customers continue to make payments on their new accounts, thereby rehabilitating their credit, Equitex will begin cross selling other financial and telecommunications products on a fee basis without the risk of extending credit. A debt transfer servicing agreement has already been signed with a midwest financial services firm that has a large network of collection agencies.

         First TeleServices believes that it differs from other financial services organizations in that it understands and will specialize in handling the sub-prime consumer and offer that consumer only those products and services they need. Equitex will target those financial institutions which recognize the potential in the sub-prime market and have relationships with strategic alliances already working with this market.

         On January 25, 1999, Equitex acquired a 9.9% interest in First TeleBanc Corp. ("First TeleBanc"), a closely-held Florida corporation. First TeleBanc was incorporated in March, 1997, for the purpose of becoming a one-bank holding company and to acquire 100% of the outstanding stock of Boca Raton First National Bank. The acquisition by First TeleBanc of all of the outstanding stock of Boca Raton First National Bank was completed on December 30, 1998. As a one-bank holding company, First TeleBanc may engage in any activity which the Board of Governors of the Federal Reserve System has previously approved or approves subsequent to an application.

                       ADDRESS AND TELEPHONE NUMBER

         Equitex's executive offices are located at 7315 East Peakview Avenue, Englewood, Colorado 80111, and its telephone number is 303-796-8940.


                               RECENT DEVELOPMENTS

         On January 4, 1999, Equitex withdrew its election to be treated as a BDC subject to the Investment Company Act.

         On August 13, 1998, Equitex acquired all of the outstanding stock of First TeleServices in exchange for 625,000 shares of Equitex's common stock. As a result of the transaction, First TeleServices became a wholly-owned subsidiary of Equitex.

         On January 25, 1999, Equitex acquired a 9.9% interest in First TeleBanc, a closely-held Florida corporation.

         On March 1, 1999, First TeleServices signed a joint venture agreement with RLG Holding, LLC ("RLG") to service and collect portfolios of consumer debt. The initial portfolio contains over 13,000 accounts representing receivables in excess of $100 million. The joint venture entity will be named FirstNet Capital. The agreement calls for a fifty-fifty division of profits after expenses and advances. In addition, RLG has an option to convert its share of the profits into Equitex common stock based on an average market price formula.

         On March 30, 1999, Equitex announced that First TeleServices acquired 50% of National Business Finance, LLC ("NBF"), based in Boca Raton, Florida in exchange for loans for working capital. NBF is a Small Business Administration loan origination and brokerage firm, which markets, originates, processes and packages SBA loans. NBF operates in nine states and its principals have a successful 25 year combined track record of originating over $500 million in SBA loans throughout the United States.

         On April 9, 1999, Equitex signed a letter of intent to merge First TeleBanc with and into Equitex.


                                 USE OF PROCEEDS

If the warrants are exercised at their current exercise prices, which is unlikely at this time, Equitex will receive net proceeds from such exercise of approximately $5,100,000. The proceeds will be used for working capital purposes.

                           DESCRIPTION OF THE OFFERING

         The selling securityholders are offering an aggregate of 2,170,200 shares of Equitex's common stock. Of these shares, 1,269,200 are currently outstanding and 901,500 will be issued to the selling securityholders upon the exercise of warrants or the conversion of outstanding convertible securities summarized in the following table:


------------------------------------------------------------------------------------------------
|                |             |  Conversion/  |              |               |   Common Stock |
|                | Expiration  |   Exercise    |  Originally  |               |   Issuable Upon|
|Title or Series |    Date     |    Price      |    Issued    |  Outstanding  |     Exercise   |
|----------------------------------------------------------------------------------------------|
|   WARRANTS     |             |               |              |               |                |
|----------------|-------------|---------------|--------------|---------------|----------------|
| Quest Warrants |  1/04/2002  |    $3.75      |    50,000    |     50,000    |     50,000     |
|----------------|-------------|---------------|--------------|---------------|----------------|
|  Gainsford     |             |               |              |               |                |
|   Warrants     |  1/05/2009  |    $7.25      |    62,500    |     62,500    |     62,500     |
|----------------|-------------|---------------|--------------|---------------|----------------|
|  Werbalowsky   |  1/05/2009  |    $5.00      |    35,000    |     35,000    |     35,000     |
|----------------|-------------|---------------|--------------|---------------|----------------|
|   Series A     |  1/04/2002  |    $8.205(3)  |    90,000    |     90,000    |     90,000(1)  |
|----------------|-------------|---------------|--------------|---------------|----------------|
|   Series B     |  1/20/2002  |    $9.4475(4) |   100,000    |    100,000    |    100,000(1)  |
|----------------|-------------|---------------|--------------|---------------|----------------|
|   Series C     |  2/04/2002  |    $11.73(5)  |    60,000    |     60,000    |     60,000(1)  |
|----------------|-------------|---------------|--------------|---------------|----------------|
|    TOTAL       |             |               |   397,500    |    397,500    |   397,500     |
|   WARRANTS     |             |               |   =======    |    =======    |    =======     |
|----------------|-------------|---------------|--------------|---------------|----------------|
|                |             |               |              |               |                |
|----------------|-------------|---------------|--------------|---------------|----------------|
|   PREFERRED    |             |               |              |               |                |
|    STOCK       |             |               |              |               |                |
|----------------|-------------|---------------|--------------|---------------|----------------|
|   Series A     |  -------    |   $4.16667(2) |       900    |        900    |    216,000(1)  |
|----------------|-------------|---------------|--------------|---------------|----------------|
|   Series B     |  -------    |   $4.16667(2) |       600    |        600    |    144,000(1)  |
|----------------|-------------|---------------|--------------|---------------|----------------|
|   Series C     |  -------    |   $4.16667(2) |       600    |        600    |    144,000(1)  |
|----------------|-------------|---------------|--------------|---------------|----------------|
|       TOTAL    |             |               |              |               |                |
|     PREFERRED  |             |               |     2,100    |      2,100    |    504,000     |
|       STOCK    |             |               |     =====    |      =====    |    =======     |
|----------------|-------------|---------------|--------------|---------------|----------------|
|                |             |               |              |               |                |
|----------------|-------------|---------------|--------------|---------------|----------------|
|      TOTAL     |             |               |              |               |    901,500     |
|                |             |               |              |               |    =======     |
------------------------------------------------------------------------------------------------

(1) For purposes of this table, common stock issuable upon exercise or conversion was calculated using the formula in the respective certificates of designation or warrants.

(2)      The per share conversion price was assumed to be $4.16667.

(3) The per share exercise price was calculated as follows: $6.8375, the average closing bid price of Equitex's common stock for the five trading days preceding January 4, 1999 (closing date for the Series A Convertible Preferred Stock Private Placement), was multiplied by 1.20.

(4) The per share proposed maximum offering price was calculated as the average of (a) 50,000 warrants each exercisable at $10, and (b) 50,000 warrants each exercisable at $8.895 (the average market price of Equitex's common stock for the five trading days preceding January 20, 1999 (closing date for the Series B Convertible Preferred Stock Private Placement, $7.4125 was multiplied by 1.20.))

(5) The per share exercise price was calculated as follows: $9.775, the average closing bid price of Equitex's common stock for the five trading days preceding February 4, 1999 (closing date for the Series C Convertible Preferred Stock Private Placement), was multiplied by 1.20.


                             SELLING SECURITYHOLDERS

         The following tables list the total number of shares of common stock of Equitex and the total number of shares of common stock assuming the conversion or exercise of all convertible preferred stock and warrants owned by each of the selling securityholders and registered hereunder. Except as indicated, the selling securityholders are offering all of the shares of common stock owned by them or received by them upon the exercise or conversion of the warrants or convertible preferred stock. Except as indicated in the tables, none of the selling securityholders is the beneficial owner of one percent or more of the outstanding shares of common stock (including the shares of common stock offered by this prospectus).

         Because the selling securityholders may offer all or part of the shares of common stock currently owned or the shares of common stock received upon conversion or exercise of the convertible preferred stock and/or warrants, which they own pursuant to the offering contemplated by this prospectus, and because their offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of convertible preferred stock and/or warrants that will be held upon termination of this offering. The shares of common stock currently owned and the shares of common stock received upon conversion or exercise of the convertible preferred stock and/or warrants offered by this prospectus may be offered from time to time by the selling securityholders named below.

---------------------------------------------------------------------------------------------------------------------
|    TABLE I - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND                                         |
|     WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS                                          |
|-------------------------------------------------------------------------------------------------------------------|
|                    |           |          |          |           |  Series  |  Series  |  Series  |               |
|   Selling          |  Shares   |  Quest   |Gainsford |Werbalowsky|    A     |    B     |    C     | Table I Totals|
|Securityholder      |           | Warrants | Warrants | Warrants  | Warrants | Warrants | Warrants |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|David Allen         |    21,000 |        0 |        0 |         0 |        0 |        0 |        0 |        21,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Gary Altman         |    45,000 |        0 |        0 |         0 |        0 |        0 |        0 |        45,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|CLB Investment Corp.|    10,000 |        0 |        0 |         0 |        0 |        0 |        0 |        10,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Craig C. Avery      |    50,000 |        0 |        0 |         0 |        0 |        0 |        0 |        50,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Carylyn Bell        |    10,000 |        0 |        0 |         0 |        0 |        0 |        0 |        10,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Mickey L. Borders   |    15,000 |        0 |        0 |         0 |        0 |        0 |        0 |        15,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Russell L. Casement |   100,000 |        0 |        0 |         0 |        0 |        0 |        0 |       100,000 |
|DDS, PC, Employee   |           |          |          |           |          |          |          |               |
|Profit Sharing Plan |           |          |          |           |          |          |          |               |
|(1)                 |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Regis D. Dahl       |    10,000 |        0 |        0 |         0 |        0 |        0 |        0 |        10,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Guy H. Eagen        |    10,000 |        0 |        0 |         0 |        0 |        0 |        0 |        10,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Ronald              |   100,000 |        0 |        0 |         0 |        0 |        0 |        0 |       100,000 |
|Eibensteiner(1)     |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|James T. Emerson    |    30,000 |        0 |        0 |         0 |        0 |        0 |        0 |        30,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|William G. Field, MD|    10,000 |        0 |        0 |         0 |        0 |        0 |        0 |        10,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|GBI, Inc.           |    15,000 |        0 |        0 |         0 |        0 |        0 |        0 |        15,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Allen Gainsford     |    15,000 |        0 |   62,500 |         0 |        0 |        0 |        0 |        62,500 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Darryl L. & Sharon  |    25,000 |        0 |        0 |         0 |        0 |        0 |        0 |        25,000 |
|Getman Living Trust |           |          |          |           |          |          |          |               |
|dated 9/20/1993     |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Ralph H. Grills, Jr.|   200,000 |        0 |        0 |         0 |        0 |        0 |        0 |       200,000 |
|(1)                 |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Aaron A. Grunfeld(1)|    39,200 |        0 |        0 |         0 |        0 |        0 |        0 |        39,200 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Barry S. Hollander  |    12,000 |        0 |        0 |         0 |        0 |        0 |        0 |        12,000 |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Joseph Hovorka      |     3,000 |        0 |        0 |         0 |        0 |        0 |        0 |         3,000 |
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
|    TABLE I - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK AND                                         |
|     WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS                                          |
|-------------------------------------------------------------------------------------------------------------------|
|                    |           |          |          |           |  Series  |  Series  |  Series  |               |
|   Selling          |  Shares   |  Quest   |Gainsford |Werbalowsky|    A     |    B     |    C     | Table I Totals|
|Securityholder      |           | Warrants | Warrants | Warrants  | Warrants | Warrants | Warrants |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|John E. Joseph      |    2,000  |        0 |        0 |         0 |       0  |        0 |        0 |     2,000     |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Thomas A. Joseph    |     2,000 |        0 |        0 |         0 |       0  |        0 |        0 |      2,000    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Richard C.          |    50,000 |        0 |        0 |         0 |       0  |        0 |        0 |     50,000    |
|Lockwood            |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Wayne M. Mills(1)   |   100,000 |        0 |        0 |         0 |       0  |        0 |        0 |    100,000    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Renato Minacci      |    10,000 |        0 |        0 |         0 |       0  |        0 |        0 |     10,000    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Allen Mitchek       |     1,000 |        0 |        0 |         0 |       0  |        0 |        0 |      1,000    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Thomas B. Olson(1)  |    10,000 |        0 |        0 |         0 ||      0  |        0 |        0 |     10,000    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Ostenson Avery      |    50,000 |        0 |        0 |         0 |       0  |        0 |        0 |     50,000    |
|Boulder Ridge       |           |          |          |           |          |          |          |               |
|Limited Partnership |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Quest Capital       |         0 |   50,000 |        0 |         0 |       0  |        0 |        0 |     50,000    |
|Services            |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Marc Allen Saunders |       312 |        0 |        0 |         0 |       0  |        0 |        0 |        312    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Robert P. Schalk    |    50,000 |        0 |        0 |         0 |       0  |        0 |        0 |     50,000    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Barbara M.          |    60,000 |        0 |        0 |         0 |       0  |        0 |        0 |     60,000    |
|Schaper(1)          |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Joseph Sloves       |         0 |        0 |        0 |         0 |       0  |        0 |        0 |          0    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|John F. Stapleton(1)|   100,000 |        0 |        0 |         0 |       0  |        0 |        0 |    100,000    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Tabacalera Ltd.     |         0 |        0 |        0 |         0 |       0  |        0 |        0 |          0    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Taurus Enterprises, |         0 |        0 |        0 |         0 |       0  |        0 |        0 |          0    |
|LLC                 |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Thundercloud        |         0 |        0 |        0 |         0 |       0  |        0 |        0 |          0    |
|Corporation Money   |           |          |          |           |          |          |          |               |
|Purchase Pension    |           |          |          |           |          |          |          |               |
|Plan                |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Gary Tice           |    15,000 |        0 |        0 |         0 |       0  |        0 |        0 |     15,000    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Lawrence            |    20,000 |        0 |        0 |         0 |       0  |        0 |        0 |     20,000    |
|Underwood           |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Peter Weiss         |    10,000 |        0 |        0 |         0 |       0  |        0 |        0 |     10,000    |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|Jeffrey I.          |    48,688 |        0 |        0 |    35,000 |       0  |        0 |        0 |     83,688    |
|Werbalowsky(1)      |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|The Augustine       |         0 |        0 |        0 |         0 |       0  |        0 |        0 |          0    |
|Fund(1)             |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|The Shaar Fund,     |         0 |        0 |        0 |         0 |  90,000  |        0 |   60,000 |    150,000    |
|Ltd.(1)             |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|World Capital       |    20,000 |        0 |        0 |         0 |       0  |  100,000 |        0 |     70,000    |
|Financing, LLC      |           |          |          |           |          |          |          |               |
|--------------------|-----------|----------|----------|-----------|----------|----------|----------|---------------|
|TOTALS              | 1,269,000 |   50,000     62,500      35,000 |  90,000  |  100,000 |   60,000 |  1,666,700    |
---------------------------------------------------------------------------------------------------------------------

(1) The selling securityholder owns one percent or more of the outstanding common stock of Equitex.

----------------------------------------------------------------------------------------------------------------------------
|       TABLE II - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK                                                |
|    AND WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS                                              |
|--------------------------------------------------------------------------------------------------------------------------|
|                          |                |    Series A    |   Series B    |   Series C    |             |     Shares    |
|  Selling                 |   Total from   |    Preferred   |   Preferred   |   Preferred   |    Total    |     Owned     |
|Securityholder            |    Table I     |      Stock     |     Stock     |     Stock     |    Shares   |     after     |
|                          |                |                |               |               |             |   Completion  |
|                          |                |                |               |               |             |   of the Offer|
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|David Allen               |       21,000   |           0    |           0   |           0   |      21,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Gary Altman               |       45,000   |           0    |           0   |           0   |      45,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Craig C. Avery            |       50,000   |           0    |           0   |           0   |      50,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Carylyn Bell              |       10,000   |           0    |           0   |           0   |      10,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Mickey L. Borders         |       15,000   |           0    |           0   |           0   |      15,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Russell L. Casement, DDS  |      100,000   |           0    |           0   |           0   |     100,000 |           0   |
|PC, Employee Profit       |                |                |               |               |             |               |
|Sharing Plan(1)           |                |                |               |               |             |               |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|CLB Investment Corp.      |       10,000   |           0    |           0   |           0   |      10,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Regis D. Dahl             |       10,000   |           0    |           0   |           0   |      10,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Guy H. Eagen              |       10,000   |           0    |           0   |           0   |      10,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Ronald Eibensteiner(1)    |      100,000   |           0    |           0   |           0   |     100,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|James T. Emerson          |       30,000   |           0    |           0   |           0   |      30,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|William G. Field, MD      |       10,000   |           0    |           0   |           0   |      10,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|GBI, Inc.                 |       15,000   |           0    |           0   |           0   |      15,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Allen Gainsford           |       62,500   |           0    |           0   |           0   |      62,500 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Darryl L. & Sharon Getman |       25,000   |           0    |           0   |           0   |      25,000 |           0   |
|Living Trust dated        |                |                |               |               |             |               |
|9/20/1993                 |                |                |               |               |             |               |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Ralph H. Grills, Jr.(1)   |      200,000   |           0    |           0   |           0   |     200,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Aaron A. Grunfeld(1)      |       39,200   |           0    |           0   |           0   |      39,200 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Barry S. Hollander        |       12,000   |           0    |           0   |           0   |      12,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Joseph Hovorka            |        3,000   |           0    |           0   |           0   |       3,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|

----------------------------------------------------------------------------------------------------------------------------
|       TABLE II - SHARES AND SHARES UNDERLYING CONVERTIBLE PREFERRED STOCK                                                |
|    AND WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS                                              |
|--------------------------------------------------------------------------------------------------------------------------|
|                          |                |    Series A    |   Series B    |   Series C    |             |     Shares    |
|  Selling                 |   Total from   |    Preferred   |   Preferred   |   Preferred   |    Total    |     Owned     |
|Securityholder            |    Table I     |      Stock     |     Stock     |     Stock     |    Shares   |     after     |
|                          |                |                |               |               |             |   Completion  |
|                          |                |                |               |               |             |   of the Offer|
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|John E. Joseph            |        2,000   |           0    |           0   |           0   |       2,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Thomas A. Joseph          |        2,000   |           0    |           0   |           0   |       2,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Richard C. Lockwood       |       50,000   |           0    |           0   |           0   |      50,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Wayne W. Mills(1)         |      100,000   |           0    |           0   |           0   |     100,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Renato Minacci            |       10,000   |           0    |           0   |           0   |      10,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Allen Mitchek             |        1,000   |           0    |           0   |           0   |       1,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Thomas B. Olson (1)       |       10,000   |           0    |           0   |           0   |      10,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Ostenson Avery Boulder    |       50,000   |           0    |           0   |           0   |      50,000 |           0   |
|Ridge Limited Partnership |                |                |               |               |             |               |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Quest Capital Services    |       50,000   |           0    |           0   |           0   |      50,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Marc Allen Saunders       |          312   |           0    |           0   |           0   |         312 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Robert P. Schalk          |       50,000   |           0    |           0   |           0   |      50,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Barbara M. Schaper(1)     |       60,000   |           0    |           0   |           0   |      60,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Joseph Sloves             |            0   |           0    |      12,000   |           0   |      12,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|John F. Stapleton(1)      |      100,000   |           0    |           0   |           0   |     100,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Tabacalera Ltd.           |            0   |           0    |      12,000   |           0   |      12,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Taurus Enterprises, LLC   |            0   |           0    |       6,000   |           0   |       6,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Thundercloud Corporation  |            0   |           0    |       6,000   |           0   |       6,000 |           0   |
|Money Purchase Pension    |                |                |               |               |             |               |
|Plan                      |                |                |               |               |             |               |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Gary Tice                 |       15,000   |           0    |           0   |           0   |      15,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Lawrence Underwood        |       20,000   |           0    |           0   |           0   |      20,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Peter Weiss               |       10,000   |           0    |           0   |           0   |      10,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|Jeffrey I. Werbalowsky(1) |       83,688   |           0    |           0   |           0   |      83,688 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|The Augustine Fund(1)     |            0   |           0    |      96,000   |           0   |     120,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|The Shaar Fund, Ltd.(1)   |      150,000   |     216,000    |           0   |     144,000   |     510,000 |           0   |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|World Capital Financing,  |       70,000   |           0    |      12,000   |           0   |      50,000 |           0   |
|LLC                       |                |                |               |               |             |               |
|--------------------------|----------------|----------------|---------------|---------------|-------------|---------------|
|TOTALS                    |    1,554,200   |     216,000    |     144,000   |     144,000   |   2,058,200 |           0   |
----------------------------------------------------------------------------------------------------------------------------

(1) The selling securityholder owns one percent or more of the outstanding common stock of Equitex.

                              PLAN OF DISTRIBUTION

         Equitex is registering the shares of common stock on behalf of the selling securityholders. As used in this prospectus, "selling securityholders" includes donees and pledgees selling shares received from a named selling securityholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares of common stock offered will be borne by Equitex. Brokerage commission and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling securityholders. Sales of shares of common stock may be effected by selling securityholders from time to time in one or more types of transactions (which may include block transactions), in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares of common stock, through short sales of shares of common stock, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Any of these transactions may or may not involve brokers or dealers. The selling securityholders have advised Equitex that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling securityholders.

         The selling securityholders may effect transactions by selling shares of common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers of shares of common stock for whom those broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling securityholders and any broker-dealers that act in connection with the sale of shares of common stock might be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the shares of common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Equitex has agreed to indemnify each selling securityholder against certain liabilities, including liabilities arising under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

         Because selling securityholders may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. Equitex has informed the selling securityholders that the anti-manipulative provisions of Regulation M issued under the Exchange Act may apply to their sales in the market.

         Selling securityholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

         Upon Equitex being notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) to the Securities Act, disclosing (a) the name of each such selling securityholder and of the participating broker-dealer(s), (b) the number of shares of common stock involved, (c) the price at which those shares of common stock were sold,
(d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus and (f) other facts material to the transaction. In addition, upon Equitex being notified by the selling securityholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed.

         Equitex is offering the shares of common stock issuable upon exercise of warrants and upon conversion of the convertible preferred stock to the holders of the warrants and the convertible preferred stock and will amend or supplement this Prospectus, from time to time, to reflect the exercise of warrants and the conversion of the convertible preferred stock by the holders thereof and to permit the public sale of the shares of common stock.

         Equitex is unable to predict the effect which sales of the shares of common stock offered by this prospectus might have upon Equitex's ability to raise further capital.

         In order to comply with certain states' securities laws, if applicable, the shares of common stock will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares of common stock may not be sold unless they have been registered or qualified for sale in those states or an exemption from registration or qualification is available and complied with.

         INDEMNIFICATION PROVIDED IN CONNECTION WITH THE OFFERING BY THE
                            SELLING SECURITYHOLDERS

         With respect to a registration statement relating to the shares of common stock, the selling securityholders have agreed to indemnify, to the extent permitted by law, Equitex, its directors, certain of its officers and each person who controls Equitex (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in a registration statement or prospectus, or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information or affidavits relating to the selling securityholders furnished by the selling securityholders to Equitex for use therein.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Equitex pursuant to the foregoing provisions Equitex has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

         The legality of the shares of common stock being offered will be passed on for Equitex by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, Denver, Colorado.

                                     EXPERTS

         The consolidated balance sheets of Equitex, Inc. as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1998, which appear in Equitex's Form 10-KSB for the fiscal year ended December 31, 1998 have been incorporated by reference herein in reliance upon the report dated March 27, 1999 of Davis & Co., CPAs, P.C., Englewood, Colorado, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                  EQUITEX, INC.




                        2,170,700 SHARES OF COMMON STOCK




                                 April 14, 1999







                      ------------------------------------

                                   PROSPECTUS

                      ------------------------------------

--------------------------------------------------------------------------------
|         No dealer, salesman or other person has been authorized to give      |
|   any information or to make any representations other than those            |
|   contained in this prospectus. Any information or representations not       |
|   herein contained, if given or made, must not be relied upon as having      |
|   been authorized by Equitex. This prospectus does not constitute an offer   |
|   or solicitation in respect to these securities in any jurisdiction in      |
|   which such offer or solicitation would be unlawful. The delivery of this   |
|   prospectus shall not, under any circumstances, create any implication      |
|   that there has been no change in the affairs of Equitex or that the        |
|   information contained herein is correct as of any time subsequent to the   |
|   date of this prospectus. However, in the event of a material change,       |
|   this prospectus will be amended or supplemented accordingly.               |
--------------------------------------------------------------------------------

              PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.

         Registration and filing fee ............................   $ 2,170
         NASD filing fee ........................................    21,707
         Printing and engraving .................................     1,500
         Accounting fees and expenses ...........................     3,000
         Legal fees and expenses ................................    10,000
         Blue sky fees and expenses .............................     1,000
         Transfer and Warrant Agent .............................     2,000
         Other ..................................................       623
                                                                    -------
               Total                                                $42,000
                                                                    =======

ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of Equitex's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnifications provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

         In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities:
(i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to Equitex's best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

         The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

         Indemnification in connection with a proceeding by or in the right of Equitex in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in Equitex's best interest and must not have been adjudged liable to Equitex unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of Equitex in which a director is adjudged liable to Equitex, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

         Delaware law authorizes Equitex to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to Equitex a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by Equitex.

         The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under Equitex's Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

         The statutory provision cited above also grants the power to Equitex to purchase and maintain insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by Equitex.

         Article VII Section 9 of Equitex's Bylaws provides that Equitex shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, Equitex has entered into agreements with its directors indemnifying them to the fullest extent permitted by the Delaware General Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Equitex pursuant to the foregoing provisions, Equitex has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16 - EXHIBITS
------------------------------------------------------------------------------

         The following is a complete list of exhibits filed as part of this Registration Statement:



EXHIBIT
NUMBER      DESCRIPTION
------------------------------------------------------------------------------

3(i).1 Certificate of Amendment to the Certificate of Incorporation of Equitex, Inc. - Designation of Preferences, Limitations and Relative Rights of the Series A Convertible Preferred Stock of Equitex, Inc. PREVIOUSLY FILED.

3(i).2 Certificate of Amendment to the Certificate of Incorporation of Equitex, Inc. - Designation of Preferences, Limitations and Relative Rights of the Series B Convertible Preferred Stock of Equitex, Inc. PREVIOUSLY FILED.

3(i).3 Certificate of Amendment to the Certificate of Incorporation of Equitex, Inc. - Designation of Preferences, Limitations and Relative Rights of the Series C Convertible Preferred Stock of Equitex, Inc. PREVIOUSLY FILED.

5.1 Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC. PREVIOUSLY FILED.

23.1        Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
            - see Exhibit 5.1

23.2        Consent of Davis & Co., CPAs, P.C.  PREVIOUSLY FILED.

24.         Power of Attorney - See Signature Page of Registration
            Statement

----------------------------



ITEM 17 - UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on April 14, 1999.

                                  EQUITEX, INC.



                                  By /s/ Henry Fong
                                  ------------------------------------
                                  Henry Fong, President, Treasurer and
                                  Chief Financial Officer



         KNOW ALL MEN BY THESE PRESENCE, THAT THE UNDERSIGNED OFFICERS AND/OR DIRECTORS OF EQUITEX, INC., BY VIRTUE OF THEIR SIGNATURES APPEARING BELOW, HEREBY CONSTITUTE AND APPOINT HENRY FONG, WITH FULL POWER OF SUBSTITUTION, AS ATTORNEY-IN-FACT IN THEIR NAMES, PLACES AND STEED'S TO EXECUTE ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-3 IN THE CAPACITIES SET FORTH OPPOSITE THEIR NAMES BELOW AND HEREBY RATIFY ALL THAT SAID ATTORNEY-IN-FACT MAY DO BY VIRTUE HEREOF.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                    TITLE                              DATE
----------                    -----                              ----

/s/ Henry Fong                Principal Financial and            April 14, 1999
-----------------------       Director and Accounting
Henry Fong                    Officer



/s/ Russell L. Casement       Director                           April 14, 1999
-----------------------
Russell L. Casement


/s/ Aaron A. Grunfeld         Director                           April 14, 1999
-----------------------
Aaron A. Grunfeld